MAYTAG CORPORATION

                                  Exhibit 10(m)

          Maytag Deferred Compensation Plan, as amended and restated
                           effective January 1, 1996.













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                        MAYTAG DEFERRED COMPENSATION PLAN






                As Amended and Restated Effective January 1, 1996

                        MAYTAG DEFERRED COMPENSATION PLAN
                As Amended and Restated Effective January 1, 1996

                                    ARTICLE 1
                                  INTRODUCTION

     1.1  Purpose of Plan

     The Corporation has adopted the Plan set forth herein to provide a means by which certain employees may elect to defer receipt of designated percentages or amounts of their Compensation.

     1.2  Status of Plan

     The Plan is intended to be "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and shall be interpreted and administered consistent with that intent. Employee Elective Deferral contributions are used to fund the Plan.

                                    ARTICLE 2
                                   DEFINITIONS

     Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

     2.1 Account means, for each Participant, the account established for his or her benefit under Section 5.1.

     2.2 Beneficiary means the person or persons, including legal entities, who have been designated by a Participant to receive benefits under this Plan upon such Participant's death, and who survive the Participant.

     2.3  Change of Control of the Corporation shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Corporation, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) below; or

          (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the business combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

     2.4 Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends,


                                      - 3 -

supplements or replaces such section or subsection.

     2.5 Committee means the Compensation Committee of the Corporation or any successor to such Committee. The Committee shall serve as Plan Administrator.

     2.6 Compensation means the cash compensation payable to a Participant by the Corporation, including any commissions and bonuses.

     2.7 Corporation means Maytag Corporation, a Delaware corporation, and any successor to all or a major portion of the Corporation's assets or business that assumes the obligations of the Corporation, and each other entity that is affiliated with the Corporation and that adopts the Plan with the consent of the Corporation.

     2.8  Effective Date means January 1, 1996.

     2.9 Elective Deferral means the portion of Compensation which is deferred by a Participant under Section 4.1.

     2.10 Eligible Employee means, on the Effective Date or any entry date thereafter as provided in Section 4.1, those employees of the Corporation who are designated by the Committee and who are eligible to participate in the Qualified Plan. Each Eligible Employee's status will be reviewed by the Plan Administrator prior to the beginning of each calendar quarter. An individual who no longer meets the description in the first sentence of this Section will no longer qualify as an Eligible Employee as of the first day of the applicable calendar quarter.

     2.11 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

     2.12 Insolvent means either (i) the Corporation is unable to pay its debts as they become due, or (ii) the Corporation is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     2.13 Participant means any individual who participates in the Plan in accordance with Article 3.

     2.14 Plan means the Maytag Deferred Compensation Plan, as provided herein and as amended from time to time. The Plan was formerly called the "Maytag Corporation 1988 Capital Accumulation Plan for Key Employees."

     2.15 Plan Administrator means the person, persons or entity designated by the Corporation to administer the Plan and to serve as the agent for the settlor of the Trust as contemplated by the agreement establishing the Trust. If no
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                                      - 4 -

such person or entity is so serving at any time, the Corporation shall be the Plan Administrator.

     2.16 Plan Year means the 12-month period ending on December 31.

     2.17 Qualified Plan means the Maytag Corporation Salary Savings Plan.

     2.18 Trust means the grantor trust established by the Corporation to hold assets contributed under the Plan.

     2.19 Trustee means the trustee or trustees under the Trust.

                                    ARTICLE 3
                                  PARTICIPATION

     3.1  Commencement of Participation

     An Eligible Employee shall become a Participant in the Plan on the first date as of which he or she begins to defer Compensation in accordance with
Section 4.1.

     3.2  Continued Participation

     A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.

                                    ARTICLE 4
                               ELECTIVE DEFERRALS

     4.1  Elective Deferrals

          (a) An individual who is an Eligible Employee may elect to defer a percentage or dollar amount of the Compensation otherwise payable to him or her. An Eligible Employee who desires to elect such a deferral shall complete and file an Enrollment Form with the Plan Administrator.

          (b) Each Enrollment Form shall be effective for all Compensation to be paid for the Plan Year to which it applies, or in the case of an Enrollment Form filed after the Plan Year commences, for Compensation payable after the date on which the Eligible Employee files the Enrollment Form with the Plan Administrator. Each Enrollment Form shall be filed no later than the last day of the year preceding the Plan Year to which it applies, provided that (i) for an individual who is an Eligible Employee as of the Effective Date, the Enrollment Form for the first Plan Year shall be filed no later than 30 days following the Effective Date and (ii) for an individual who becomes an Eligible Employee after the Effective Date, the Enrollment Form for the first year of eligibility shall be filed no later than 30 days following the date the individual becomes an Eligible Employee.

          (c) An election to defer a percentage or dollar amount of Compensation for any Plan Year shall apply for subsequent Plan Years unless changed or revoked. A Participant may change or revoke his or her deferral election as of the first day of any Plan Year by giving written notice to the Plan Administrator before such first day (or any such earlier date as the Plan Administrator may prescribe).

                                    ARTICLE 5
                                    ACCOUNTS

     5.1  Accounts

     The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals made for the Participant's benefit together with any adjustments for income, gain or loss and any payments from the Account. As of the last business day of each calendar quarter, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

     5.2  Investments

     (a) The assets of the Trust shall be invested in such investments as the Trustee shall determine. The Trustee may (but is not required to) consider the Corporation's or a Participant's investment preferences when investing the assets attributable to a Participant's Account.

     (b) Expense charges for transactions performed for each Participant's Account shall be paid from each respective Account and will be listed on the quarterly Account Statement. Other Plan administrative expenses will be paid by the Corporation.

     (c) Notwithstanding any other provision of the Plan to the contrary, at the time of a Change of Control and thereafter, the Corporation shall make contributions to the Trust as necessary so that at all times the assets of the Trust equal or exceed the aggregate liabilities to Participants under the Plan.

                                    ARTICLE 6
                                     VESTING

     6.1  General

     Subject to Section 7.5, the Participant shall at all times have a fully vested and nonforfeitable right to all Elective Deferrals credited to his or her Account, adjusted for income, gain and loss attributable thereto.

                                    ARTICLE 7
                                    PAYMENTS

     7.1  Election as to Form of Payment

          (a) The Participant may elect for payments to be made in either in the form of:

          (i)  A single lump-sum payment; or

          (ii) Annual installments over a period elected by the Participant of up to 10 years, the amount of each installment to equal the then balance of the Account divided by the number of installments remaining to be paid. The Participant may designate the date of the initial payment, and then the year the remaining payments are to begin, or may designate the age at which installments shall commence.

          (b) Except as provided in Sections 7.2, and 7.3, payment of a Participant's Account shall be made in accordance with the Participant's elections under this Section 7.1. If no election is made by a Participant, distribution shall be made upon the Participant's termination of employment in a single lump-sum.

     7.2  Termination of Employment

     Upon termination of a Participant's employment for any reason other than death, the balance of the Participant's Account shall be paid to the Participant within the calendar quarter immediately following his or her termination of employment according to the Participant's distribution election, unless the Plan Administrator elects, in its sole discretion, to pay out a Participant's Account balance in a single lump-sum as soon as practicable following the date of termination.

     7.3  Death

          (a) If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid to the Participant's designated Beneficiary or Beneficiaries within the calendar quarter immediately following his or her death, according to the Participant's distribution election, unless the Plan Administrator elects, in its sole discretion, to pay out a Participant's Account balance in a single lump-sum as soon as practicable following the date of death.

          (b) A Participant may designate a Beneficiary by so notifying the Plan Administrator in writing, at any time before Participant's death, on a form prescribed by the Plan Administrator for that purpose. A Participant may revoke any Beneficiary designation or designate a new Beneficiary at any time without the consent of a Beneficiary or any other person. If no Beneficiary is designated or no designated Beneficiary survives the Participant, payment shall be made to the Participant's surviving spouse, or, if none, to the Participant's issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump-sum to the Participant's estate.

          (c) The Participant's Beneficiary designation prior to the Effective Date will remain in effect unless the Participant revokes the designation as provided in this Section 7.3.

     7.4  Taxes

     All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld.

     7.5  Agreement Regarding Competition and Confidential Information

     Notwithstanding anything contained in this Plan to the contrary, by agreeing to become a Participant in the Plan and in consideration of the benefits to be provided hereunder, each Participant agrees as follows:

          (a) During the period commencing on the date the Participant signs his or her Enrollment Form and ending on the last day of the 24th calendar month following the voluntary termination by the Participant of his or her employment with the Corporation, the Participant:

          (i) Shall not engage in any activities, whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of the corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with any business in which the Corporation or any subsidiary or other affiliate of the Corporation (hereinafter the "Companies") are substantially engaged at any time after the date of this Plan while the Participant is employed by the Corporation (the "Employment Period");

          (ii) Shall not solicit, in competition with the Companies, any customer of any business in which the Companies are substantially engaged at any time during the Employment Period; and

          (iii)Shall not induce or attempt to persuade any employee of the Companies to terminate his or her employment relationship in order to enter into competitive employment.

          (b) The Participant shall not, at any time during the Employment Period or thereafter, make use of any bidding information (or computer programs therefore) of any of the Companies, nor divulge any trade secrets or other confidential information of any of the Companies, except to the extent the Board of Directors of the Corporation may so authorize in writing, and upon the termination of the Employment Period the Participant shall surrender to the Corporation all records and other documents obtained by him or her or entrusted to him or her during the course of his employment by the Companies (together with all copies thereof) which pertain specifically to any of the businesses covered by the covenants in Section 7.5(a) or which are paid for by any of the Companies.

          (c) The following provisions shall apply to the covenants of the Participant contained in Sections 7.5(a)(i) and (ii):

          (i) The covenants contained in Section 7.5(a)(i) shall apply within all the territories in which any of the Companies are actively engaged in the conduct of business at the relevant time, including, without limitation, the territories in which customers are then being solicited.

          (ii) If prior to the end of the period described in the first sentence in Section 7.5(a), the Participant shall agree to engage in activity described in Sections 7.5(a)(i) or (ii) prior to such date, determined without regard to whether such activity would violate such clause, the Participant shall notify the Corporation in writing prior to the commencement of such activities so that the Corporation may determine whether such activity would violate such provisions. Such notice shall be delivered to the Corporation not later than 30 days prior to the commencement of such activity, provided that if such activities are to commence less than 30 days after the Participant has agreed thereto, such notice shall be delivered to the Corporation as soon as practicable after such agreement. The Corporation shall maintain any such notice as confidential, and shall not disclose such notice to any person outside the Companies except as consented to by the Participant or in connection with any legal action instituted by the Corporation to enforce its rights under this Agreement.

          (iii)Upon any violation by the Participant of the covenants contained in Sections 7.5(a)(i) or (ii), the Participant shall receive a single lump-sum payment of his Account balance, less a sum equal to 25% of the total adjustments made to his or her Account for income or gain (realized and unrealized) for each full or partial Plan Year during which such Participant participated in the Plan. Payment shall be made 30 days following the Committee's determination that the Participant has violated the covenants of the agreement.

          (d) If a Participant has been paid a lump-sum because of his termination of employment, such Participant shall promptly remit to the Corporation upon demand the difference between the amount previously paid to him or her and the amount of the lump-sum as calculated in Section 7.5(c)(iii) above.

          (e) Determination that a former employee is in violation of his agreement with the Corporation shall be made by the Committee, in its sole and absolute discretion. In exercising its discretion, the Committee shall consider, among other factors, the nature of the violation, including competitive activity, the potential harm to the Corporation which may result, the former employee's ability to find non-competitive employment if that is the violation, and the former employee's financial need. Upon request, the Committee shall advise a Participant whether an activity in which the Participant proposes to engage to be a competitive activity.

          (f) Without limiting the right of the Corporation to pursue all other legal and equitable remedies available for violation by the Participant of the covenants contained in Section 7.5(a), it is expressly agreed by the Participant and the Corporation that such other remedies cannot fully compensate the Corporation for any such violation, and that the Corporation shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof.

          (g) Each party intends and agrees that if in any action before any court or agency legally empowered to enforce the covenants contained in Section 7.5(a) any term, restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

                                    ARTICLE 8
                               PLAN ADMINISTRATOR

     8.1  Plan Administration and Interpretation

     The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, Beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as a Plan Administrator member who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Beneficiary, the Corporation or the

Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

     8.2  Powers, Duties, Procedures, Etc.

     The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

     8.3  Information

     To enable the Plan Administrator to perform its functions, the Corporation shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require.

     8.4  Indemnification of Plan Administrator

     The Corporation agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Corporation) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

                                    ARTICLE 9
                            AMENDMENT AND TERMINATION

     9.1  Amendments

     The Corporation shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing which has been executed on its behalf by a duly authorized officer.

     9.2  Termination of Plan

     The Plan is strictly a voluntary undertaking on the part of the Corporation and shall not be deemed to constitute a contract between the Corporation and any Eligible Employee (or any other employee) or a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee). The Corporation reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing which has been executed on its behalf by a duly authorized officer.

Upon termination, the Corporation may (a) elect to continue to maintain the Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to Participants (or their Beneficiaries) the balance of their Accounts.

     9.3  Existing Rights

     No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

     9.4  Change of Control

     Notwithstanding any provision of the Plan to the contrary, at the time of a Change of Control and thereafter, all the powers, rights and authorities of the Corporation under this Article 9 shall reside in and be exercised by the person or persons who were the Plan Administrator immediately prior to the Change of Control.

                                   ARTICLE 10
                                  MISCELLANEOUS

     10.1 No Funding

     The Plan constitutes a mere promise by the Corporation to make payments in accordance with the term of the Plan and Participants and Beneficiaries shall have the status of general unsecured creditors of the Corporation. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Corporation or of any other person. In all events, it is the intent of the Corporation that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

     10.2 Non-assignability

     None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of any Participant or Beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise under the Plan.

     10.3 Limitation of Participants' Rights

     Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Corporation, or interfere in any way with the right of the Corporation to terminate the employment of a Participant in the Plan at any time, with or without cause.

     10.4 Participants Bound

     Any action with respect to the Plan taken by the Plan Administrator or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Corporation or the Trustee shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

     10.5 Receipt and Release

     Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Corporation, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or Beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Corporation or the Trustee to follow the application of such funds.

     10.6 Governing Law

     The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of Iowa. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     10.7 Headings and Subheadings

     Headings and subheading in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

     10.8 Address of Participant or Beneficiary

     A Participant shall keep the Plan Administrator apprised of his current address and that of any Beneficiary at all time during his or her participation in the Plan. Upon the death of a Participant, a Beneficiary who is entitled to receive payment of benefits under the Plan shall keep the Plan Administrator apprised of his or her current address until the entire amount to be distributed to him or her has been paid.

     10.9 Arbitration

     Disputes arising under the Plan will be submitted to arbitration in Newton, Iowa for resolution in accordance with the American Arbitration Association's Commercial Arbitration Rules as then in effect. The award of such arbitration shall be final and binding. Neither party shall be entitled to file suit in any court to resolve any dispute under the Plan.

     10.10     Plan Document Governs

     The Plan document shall govern in the event of any inconsistency between the Plan document and any materials distributed to Participants.

                                  *  *  *  *  *

     IN WITNESS WHEREOF, MAYTAG CORPORATION has caused this amended and restated Plan to be executed below by its duly authorized officers on this _____ day of ______________ 1996, to be effective as of the Effective Date stated herein.


                              MAYTAG CORPORATION

                              By: _________________________________

                              Name:  ______________________________

                              Title:  _____________________________


ATTEST:


By: _________________________________

Name:  ______________________________

Title:  _____________________________

1079084